                                                                     EXHIBIT  11



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                            FOR THREE MONTHS ENDED JUNE 30,      FOR SIX MONTHS ENDED JUNE 30,

PRIMARY:                        1996               1995              1996              1995
                                ----               ----              ----              ----
Net Income ...........       $ 6,188,290       $ 3,135,247       $11,638,674       $ 6,232,216
                             ===========       ===========       ===========       ===========

Weighted average
number of shares of
common stock
outstanding .........         12,697,290        12,360,531        12,697,290        12,360,531


Net effect of dilutive
stock options -- based
on the treasury stock
method using average
market price..........         1,231,126           212,891           853,215           227,995
                             -----------       -----------       -----------       -----------
market price

Total weighted average
number of shares of
common stock and
common stock equivalents
outstanding ..........        13,928,416        12,573,422        13,550,505        12,588,526
                             ===========       ===========       ===========       ===========
Net income per common
 share ...............       $      0.44       $      0.25             $0.86       $      0.50



FULLY DILUTED:                  1996              1995              1996              1995
                             -----------       -----------       -----------       -----------
Net Income ...........       $ 6,188,290       $ 3,135,247       $11,638,674       $ 6,232,216
                             ===========       ===========       ===========       ===========
Weighted average
number of shares of
common stock
outstanding...........        12,697,290        12,360,531        12,697,290        12,360,531

Net effect of dilutive
stock options -- based
on the treasury stock
method using the
greater of the average
or quarter-end market
price................          1,404,726           212,891         1,220,382           227,995
                             -----------       -----------       -----------        ----------
Total weighted average
number of shares of
common stock and
common stock
equivalents
outstanding...........        14,102,016        12,573,422        13,917,672        12,588,526
                             ===========       ===========       ===========       ===========
Net income per common
 share ...............       $      0.44       $      0.25       $      0.84       $      0.50
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